Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

ARRAS MINERALS CORP.

MANAGEMENT RETENTION BONUS PLAN

This Agreement is made and dated for reference the 15th day of April, 2021

BETWEEN:

ARRAS MINERALS CORP. of Suite 1610, 777 Dunsmuir St., Vancouver BC, Canada (“Arras” or the “Company”); and

TIMOTHY BARRY of Suite 1610, 777 Dunsmuir St., Vancouver, BC, Canada (“Barry”); and

BRIAN EDGAR of Suite 1610, 777 Dunsmuir St., Vancouver, BC, Canada (“Edgar”); and

CHRISTOPHER RICHARDS of Suite 1610, 777 Dunsmuir St., Vancouver, BC, Canada (“Richards”); and

DAVID XUAN of Suite 1610, 777 Dunsmuir St., Vancouver, BC, Canada (“Xuan”).

WHEREAS:

  Silver Bull Resources, Inc. (“SB”) employs Barry, Edgar, Richards and Xuan (collectively, “Management”) to manage the day-to-day affairs of Arras, with the intention that Arras will employ Management in due course independently of SB; and

  Members of Management have worked very hard for, in some cases over a decade, to advance the exploration project known as Sierra Mojada, during perhaps the most difficult times for mineral exploration in memory culminating in attracting South 32 to participate in the project through a joint venture agreement; and

  Members of Management were instrumental in sourcing and contracting outstanding mineral exploration opportunities in Kazakhstan resulting in the incorporation of Arras as a subsidiary of SB solely focussed on exploring and developing all acquired assets in Kazakhstan; and

  Members of Management have for over a decade taken only modest cash compensation and have never been able to materially capitalize on stock option appreciation; and

  Members of Management have made significant investments in SB in the past, at $4.00/share (post 1-for-8 share consolidation) and higher resulting in material paper losses; and

  Going forward, Management needs not only to continue to manage Sierra Mojada but to manage and finance Arras; and

  SB and Arras have concluded that Management is best equipped to manage SB’s and Arras’ affairs into the future and desires to implement this bonus plan to provide part of the compensation package designed to motivate and retain Management.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and other good and valuable consideration the receipt and sufficiency whereof is hereby acknowledged by the Parties, the Parties hereby agree as follows:

1.       Arras hereby established its Management Retention Bonus Plan (the “Plan”) under the following terms.

2.       [***], and Arras agrees to pay Management a cash bonus of $2,500,000 CDN (all funds herein are $CDN) when and if Arras’ market capitalization reaches at least $250,000,000 for 5 consecutive trading days being 1% of such market capitalization.

3.       In addition, Arras agrees to pay Management a cash bonus of $2,500,000 when and if Arras’ market capitalization reaches at least $500,000,000 for 5 consecutive trading days being 1% of Arras’ market capitalization appreciation from $250,000,000.

4.       In addition, Arras agrees to pay Management a cash bonus of $5,000,000 when and if Arras’ market capitalization reaches at least $1,000,000,000 for 5 consecutive trading days being 1% of Arras’ market capitalization appreciation from $500,000,000.

5.       In the event that Arras is the subject of a successful takeover bid, the 1% bonus shall be paid if the bid exceeds $250,000,000 and be equal to 1% of the bid price less any 1% bonus that may have been previously paid.

6.       Management shall share the above bonuses as follows:

a.)	Barry	45%
b.)	Edgar	30%
c.)	Richards	15%
d.)	Xuan	10%

7.        This Agreement has a term of 6 years and in order for Management to earn bonus payments, the market capitalization minimums (or takeover bid) described above must be achieved within 6 years of the date hereof.  Thereafter, no bonus will be payable.

8.        The Plan is in addition to any other compensation that may be offered to Management in the future by either SB or Arras.

9.        As stated above a key goal of creating the Plan is retention and any bonus payable in the future to a Party will be cancelled (subject to the discretion of the Board) if a Party is not employed directly or indirectly by Arras when a bonus is earned and becomes payable.

10.        Arras shall not be obligated to pay a bonus under this agreement if it lacks funds at the time.  In such case, interest at 5% per annum compounded shall accrue until the bonus plus interest is fully paid.  Arras may elect to settle any bonus debt by issuing and delivering shares of Arras for such debt valued at the 20 trading day VWAP for Arras’ shares on the market calculated up to the day before the issue of the shares, less 5%.

[***] INDICATES THAT INFORMATION HAS BEEN REDACTED

11.       Time shall be the essence of this agreement.

12.       All notices to be given by the Parties shall be hand delivered to the above address or delivered by email to a Party’s SB or Arras email address.  Any such notice shall be deemed delivered the day after delivery.  A Party may change his address by notice to the other Parties.

13.       This is a British Columbia, Canada agreement and the laws and courts of such Province shall have exclusive jurisdiction in settling any disputes concerning this agreement.

14.       This agreement may not be assigned.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date and year first above written.

ARRAS MINERALS CORP.

Per: /s/ John McClintick

John McClintock

SIGNED, SEALED AND DELIVERED:

Timothy Barry /s/ Timothy Barry

Witness: /s/ Christopher Richards

Brian Edgar /s/ Brian Edgar

Witness: /s/ Christopher Richards

Christopher Richards /s/ Christopher Richards

Witness: /s/ David Xuan

David Xuan /s/ David Xuan

Witness: /s/ Christopher Richards